Exhibit 99.1

Arcimoto Opens Vehicle Sales in 4 New States

Arcimoto expands into additional West and East Coast key markets, opening customer orders in Connecticut, North Carolina, South Carolina, and New Mexico with deliveries starting this Spring.

EUGENE, Ore., Mar. 1, 2023 – Arcimoto, Inc.® (NASDAQ: FUV), makers of rightsized, ultra-efficient electric vehicles, today announced that it is now accepting vehicle orders from customers in Connecticut, North Carolina, South Carolina, and New Mexico, with first customer deliveries expected to begin in the first half of 2023. This comes shortly after announcing the start of 2023 production with new steering features and improvements on the FUV and Deliverator.

“We are excited to introduce Arcimoto to some of the top EV markets in the country, home to many of the most beautiful places to FUV,” said Arcimoto Chief Experience Officer Lynn Yeager. “This expansion is important to our continued growth of both consumer and commercial channels. Today, we began reaching out to preorder customers in these states with the opportunity to order their vehicle.” To design and reserve your vehicle, please visit https://www.arcimoto.com/order

Arcimoto vehicles are now available in California, Oregon, Washington, Hawai’i, Nevada, Arizona, New Mexico, Florida, New York, New Jersey, Connecticut, Pennsylvania, Maryland, Virginia, Washington D.C., North Carolina, South Carolina, and Georgia. Customers outside of these states can place a $100 refundable preorder to be the first to know when Arcimoto opens in their region.

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About Arcimoto, Inc.

Arcimoto is a pioneer in the design and manufacture of rightsized, ultra-efficient, incredibly fun electric vehicles for everyday mobility. Built on the revolutionary three-wheel Arcimoto Platform, our vehicles are purpose-built for daily driving and local delivery, all at a fraction of the cost and environmental impact of traditional gas-powered vehicles. Based in Eugene, Oregon, the Arcimoto team is dedicated to creating world-class EVs that make the world a better place. For more information, please visit Arcimoto.com.

Safe Harbor / Forward-Looking Statements

Except for historical information, all of the statements, expectations, and assumptions contained in this press release are forward-looking statements. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict and include, without limitation, our expectations as to vehicle deliveries, the establishment of our service and delivery network and our expected rate of production. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors discussed from time to time in documents which we file with the SEC. In addition, such statements could be affected by risks and uncertainties related to, among other things: our ability to manage the distribution channels for our products, including our ability to successfully implement our rental strategy, direct to consumer distribution strategy and any additional distribution strategies we may deem appropriate; our ability to design, manufacture and market vehicle models within projected timeframes given that a vehicle consists of several thousand unique items and we can only go as fast as the slowest item; our inexperience to date in manufacturing vehicles at the high volumes that we anticipate; our ability to maintain quality control over our vehicles and avoid material vehicle recalls; the number of reservations and cancellations for our vehicles and our ability to deliver on those reservations; unforeseen or recurring operational problems at our facility, or a catastrophic loss of our manufacturing facility; our dependence on our suppliers; changes in consumer demand for, and acceptance of, our products: changes in the competitive environment, including adoption of technologies and products that compete with our products; the overall strength and stability of general economic conditions and of the automotive industry more specifically; changes in laws or regulations governing our business and operations; costs and risks associated with potential litigation; and other risks described from time to time in periodic and current reports that we file with the SEC. Any forward-looking statements speak only as of the date on which they are made, and except as may be required under applicable securities laws, we do not undertake any obligation to update any forward-looking statements.

Public Relations Contact:

pr@arcimoto.com

Investor Relations Contact:

investor@arcimoto.com